Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934
                                                    (Amendment No.   )

Filed by the Registrant [x]

Filed by the Party other than the Registrant [ ]

Check the appropriate box:

[X]      Preliminary Information Statement
[ ]      Definitive Information Statement
[ ]      Confidential, for use of the Commission only (as permitted by Rule
         14c-5(d)(2)

                                                    BASIC ENERGY, INC.
                               (Name of Registrant as Specified In Its Charter)

                                                    BASIC ENERGY, INC.
                                     (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X[      No Fee Required.
[ ]      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         (1)     Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         (4)      Proposed maximum aggregate value of transaction:


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:


         (2)      Form, Schedule or Registration Statement No.:


         (3)      Filing Party:


         (4)      Date Filed:

                                                    BASIC ENERGY, INC.
                                                 24351 Pasto Road Suite B
                                               Dana Point, California  92629

                                                   INFORMATION STATEMENT

                                             Mailing Date:  February 21, 2003

                                 We are not asking you for a proxy and you are
                                           requested not to send us a proxy


General

         This Information Statement is furnished to the holders of Common Stock, $.10 par value per share (the "Common Stock"), of Basic Energy, Inc. (the "Company") on behalf of the Company in connection with a proposed amendment to the Articles of Incorporation of the Company to change the name of the Company to Skyframes, Inc. to reflect the change in the Corporation's business. This amendment has already been approved by the consent of persons holding 5,250,000 Shares, which is a majority of the 8,584,541 outstanding shares. YOU ARE NOT BEING ASKED FOR A PROXY NOR TO VOTE ON THIS MATTER. THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY.

         The cost of this Information Statement will be borne by the Company.

Record Date

         The close of business on February 10, 2003, which is the date of the consent action by shareholders approving the amendment to its articles, was fixed as the record date pursuant to Section 16-10a-04 of the Utah Revised Business Corporation Act.

         The voting securities of the Company are the shares of its Common Stock, of which 8,584,541 shares were issued and outstanding as of February 10, 2003. All outstanding shares of Common Stock are entitled to one vote on each matter submitted for voting at the Meeting.

Beneficial Ownership of Common Stock

         Principal Shareholders, Directors and Officers. The following table sets forth the beneficial ownership of the Company's Common Stock as of February 10, 2003 by each person known to the Company to own more than five percent (5%) of the Company's Common Stock and by each of the Company's current directors, and by all directors and officers of the Company as a group. The table has been prepared based on information provided to the Company by each shareholder.



                                                                                                           Preliminary Copy

                                                          Amount of
     Name and                                            Beneficial                         Percent of
      Address                                           Ownership(1)                           Class

Chester A. Noblett, Jr.
Chairman (2)                                             2,500,000                             28.6%

James France
President and Director                                     500,000                              5.7%

JJ Fin
Chief Technical Officer                                  1,200,000                             13.7%

All Directors and Officers
as a Group (3 persons)                                   4,200,000                             48.1%



(1) As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security). The address of this person is c/o the Company.

(2) Mr. Noblett beneficially owns these shares which are held in trust by the law firm of Pierson & Behr, Arlington, Texas. A principal of such firm, Gary Pierson, also owns 250,000 shares.


         As of February 10, 2003, there were ___ shareholders of record.

                                                             Preliminary Copy
                                                      PROPOSAL NO. 1:
                                          AMENDMENT OF ARTICLES OF INCORPORATION
                                                        NAME CHANGE

         The Shareholders holding a majority of the common stock have approved an amendment to Article 1 of the Company's Articles of Incorporation to change the name of the Company to "Skyframes, Inc." or such similar name as may be available.

         The Board of Directors has proposed the name change to reflect the Company's recent entry into the satellite communications area by its subsidiary Skyframes, Inc., a Texas corporation.

         The amendment will be filed with the Utah Division of Corporations and Commercial Code no less than twenty days after the mailing of the Information Statement.


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